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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MasterWorks Funds Inc.

The Board of Trustees
Master Investment Portfolio

The Board of Trustees
Managed Series Investment Trust:

We consent to the use of our report dated April 3, 1998 for MasterWorks Funds Inc. (comprising respectively, Asset Allocation Fund, Bond Index Fund, Growth Stock Fund, LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund, LifePath 2040 Fund, Money Market Fund, S&P 500 Stock Fund, Short-Intermediate Term Fund and U.S. Treasury Allocation Fund) incorporated by reference herein.

We also consent to the use of our report dated April 3, 1998 for Master Investment Portfolio (comprising respectively, Asset Allocation Master Portfolio, Bond Index Master Portfolio, LifePath 2000 Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, S&P 500 Index Master Portfolio, and U.S. Treasury Allocation Master Portfolio) incorporated by reference herein.

We also consent to the use of our report dated April 3, 1998 for Managed Series Investment Trust (comprising respectively, Growth Stock Master Portfolio and Short-Intermediate Term Master Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" and "Independent Auditors" in the prospectuses and "Independent Auditors" in the Statements of Additional Information.



/s/ KPMG Peat Marwick LLP

San Francisco, California
June 29, 1998